Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF INSTRUCTURE HOLDINGS, INC.

(a Delaware corporation)

* * * *

Adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware

* * * *

Instructure Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 23, 2021.

SECOND: Article Six of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and replaced to read in its entirety as follows:

“ARTICLE SIX

Section 1. Limitation of Liability.

(a)
To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer.
(b)
Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.”

THIRD: This Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: All other provisions of the Second Amended and Restated Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be duly executed by a duly authorized officer of the Corporation on this day of May, 2023.

INSTRUCTURE HOLDINGS, INC.